                                                                     EXHIBIT 1.1



                             SOMANETICS CORPORATION
                             1,000,000 Common Shares
                           PLACEMENT AGENCY AGREEMENT

                                                              December ___, 2001

BREAN MURRAY & CO., INC.
570 Lexington Avenue
New York, New York 10022-6822

Ladies and Gentlemen:

         SOMANETICS CORPORATION, a Michigan corporation (the "Company"), proposes to issue and sell an aggregate of 1,000,000 shares (the "Shares") of its common shares, par value $.01 per share (the "Common Shares"), of the Company to the public through you (the "Agent") on a "best efforts, all-or-none" basis (the "Offering"). The words "you" and "your" refer to the Agent.

         The Company hereby confirms as follows its agreement with you.

         1. Offering; Delivery and Payment.

                  (a) The Company shall offer the Shares for sale to the public through you, as Agent, on a "best efforts, all-or-none" basis at an offering price of $____ per share (the "Offering Price") for a period (the "Offering Period") commencing on the date hereof and ending on February 28, 2002 (the "Termination Date"). The Company may extend the Offering Period if all of the Shares are not sold prior to the Termination Date, and the Offering Period shall end if all of the Shares are sold prior to the Termination Date. In no event shall the Offering continue after the Closing (as defined below).

                  (b) Until all of the Shares have been subscribed and paid for, all subscription amounts shall be deposited from time to time after the Effective Date (as defined below), but in no event later than noon on the business day next following their receipt by the Agent, directly into an escrow account which shall be established pursuant to the Escrow Agreement of even date herewith (the "Escrow Agreement") among the Company, the Agent and the Escrow Agent (as therein defined).

                  (c) Upon notice by the Escrow Agent that the investors have deposited the requisite funds in the escrow account, the Company shall instruct its transfer agent (the "Transfer

Agent") to deliver a certificate(s) evidencing the Shares (or shall electronically transfer evidence of the Shares) to Depository Trust Company for the benefit of the purchasers on or prior to the Closing Date (as defined below).

                  (d) If all of the Shares have been subscribed for and payment therefor has been tendered prior to the expiration of the Offering Period, the Agent promptly shall give written notice to the Company and the Transfer Agent so indicating and setting forth (i) the amount of the Agent's commission, (ii) the time and date (which date shall be no later than three (3) business days after the Effective Date) on which the closing (the "Closing") shall take place (the "Closing Date"), and (iii) a written statement reflecting each subscription which identifies, among other things, the name and address of each subscriber, the number of Shares allocated to each subscriber, and the amount tendered as payment therefor. The Closing shall take place at the offices of the Agent, 570 Lexington Avenue, New York, New York 10022-6822, or at such other place as the Company shall agree.

                  (e) At the Closing, (i) the Escrow Agent shall deliver and remit to the Company from the escrow account the purchase price of such Shares, less the Placement Agent's Fee (as defined below), in accordance with Section 5(b) of the Escrow Agreement and (ii) the Company shall instruct Depository Trust Company to credit the accounts of each of the purchasers with the Shares so purchased.

                  (f) If all of the Shares are not sold within the Offering Period (as same may be extended), this Agreement shall terminate, and all amounts in the Escrow Account shall be returned to the subscribers in accordance with the Escrow Agreement.

         2. Placement Agent Appointment and Compensation. The Company hereby appoints you, and you hereby agree to act, as exclusive agent to arrange offers and sales of the Shares on a "best efforts, all-or-none" basis during the Offering Period. The Company shall pay to you, at the Closing, a placement fee (the "Placement Agent's Fee") equal to eight percent (8%) of the Offering Price of all the Shares sold in the Offering. The Company shall also sell to you, at the Closing, for $100 a five year warrant to purchase 100,000 Common Shares, at an exercise price equal to 120% of the Offering Price per share, in accordance with the Warrant Agreement of even date herewith between the Company and you.

         3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Agent that:

                  (a) A registration statement on Form S-1 (Registration No. 333-[ ]) relating to the Shares, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated thereunder and has been filed with the Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus (as defined below) or any Preliminary

Prospectus (as defined below) or instituted or, to the knowledge of the Company, threatened any proceeding for that purpose. The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Securities Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Agent. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final Preliminary Prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement at the time such registration statement becomes or became effective (the "Effective Date"), together with any registration statement filed by the Company pursuant to Rule 462(b) of the Rules and Regulations, including all financial statements and schedules and all exhibits, documents incorporated therein by reference and all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or in a term sheet described in Rule 434 of the Rules and Regulations in accordance with Section 5 hereof and deemed to be included therein as of the Effective Date by Rule 430A of the Rules and Regulations. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. References herein to any document or other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus). References herein to any Preliminary Prospectus or the Prospectus shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (if required), at all times subsequent thereto up to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Securities Act and the Rules and Regulations and did or will contain all material statements required to be stated therein in accordance with the Securities Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information furnished in writing to the Company by the Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations that have not been so filed. The documents which are incorporated by reference in any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations thereunder, as applicable.

                  (c) The Company has no subsidiaries. The Company does not own and, at the Closing Date will not own, an interest in any corporation, joint venture, trust, partnership or other business entity. The Company has been and, at the Closing Date will be, duly incorporated and validly existing as a corporation under the laws of the State of Michigan and is, and at the Closing Date will be, in good standing under the laws of the State of Michigan. The Company has all corporate power and authority necessary to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business or use of its property and assets makes such licensing or qualification necessary. Complete and correct copies of the Company's Restated Articles of Incorporation and Bylaws, in each case as amended, have been delivered to the Agent or its counsel, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                  (d) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or similar rights, and the holders thereof are not subject to personal liability by reason of being such holders. The Shares to be sold hereunder to the public through the Agent will be duly authorized and, when issued and delivered pursuant to this Agreement against payment therefor as provided by this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights, and the holders thereof will not be subject to personal liability by reason of being such holders. The Company has, and, upon completion of the sale of the Shares, will have, an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus under the captions "Description of Capital Stock" and "Capitalization" (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The description of the securities of the Company in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth or contemplated in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the Company does not have outstanding and, at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations exchangeable or convertible into, or any contracts or commitments to issue or sell, any shares of its capital stock or any such options, rights, warrants, obligations, contracts or commitments. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company, except such rights as have been disclosed in the Registration Statement or as have been satisfied, waived or terminated.

                  (e) The financial statements and the related notes of the Company included in the Registration Statement and in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or incorporated therein by reference comply in all material respects with the requirements of the Securities Act and the Rules and Regulations, present fairly the financial condition, results of operations, shareholders' equity and cash flows of the Company at the dates and for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved (except as otherwise stated therein), subject to year-end adjustments with respect to interim information consistent with past practice. Deloitte & Touche LLP (the "Accountants"), who have reported on those of such financial statements and related notes which are audited, are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The selected financial information and statistical data set forth under the captions "Prospectus Summary -- Summary Financial Data" and "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) have been prepared on a basis consistent with the financial statements of the Company.

                  (f) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (g) Except as set forth or contemplated in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date (i) there has not been, and will not have been, any material adverse change in the business, properties, prospects, key personnel, condition (financial or otherwise), net worth or results of operations of the Company,
(ii) the Company has not, and will not have, incurred any material liabilities or obligations, direct or contingent, or, entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement,
(iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, and (iv) there has not been, and will not have been, any change in the capital stock, or a material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company, other than changes in capital stock and issuances of rights, options and shares pursuant to the Company's 1983 Stock Option Plan, 1991 Incentive Stock Option Plan, 1993 Director Stock Option Plan and the 1997 Stock Option Plan (collectively, the "Option Plans") or this Agreement.

                  (h) The Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), as owned by it, free and clear of all liens, security interests, restrictions, pledges, encumbrances, charges, equities, claims, easements, leases and tenancies (collectively, "Encumbrances") other than those described or referred to in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The Company has valid, subsisting and enforceable leases for the properties and assets described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) as leased by it, free and clear of all Encumbrances, other than those described or referred to in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The Company has no notice of any claim which has been asserted by anyone adverse to the Company's rights as lessee or sublessee under the respective lease or sublease, or affecting or questioning the Company's right to the continued possession of the leased or subleased premises.

                  (i) Except as described or referred to in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the Company owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other intellectual property rights necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement and Prospectus

(or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), and except as stated or referred to in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), no name which the Company uses and no other aspect of the business of the Company will involve or give rise to any infringement of or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company, and the Company has not received any notice alleging any such infringement or fee.

                  (j) Except as set forth or referred to in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending or, to the knowledge of the Company, threatened against or, to the knowledge of the Company, affecting the Company, any of the Company's officers, directors or shareholders, in its capacity as such, or any of the properties or assets owned or leased by the Company, before or by any Federal, state, municipal or foreign court, commission, regulatory body, administrative agency or other governmental body, including, without limitation, the United States Food and Drug Administration (the "FDA"), domestic or foreign (collectively, a "Governmental Body"), which might result in any material adverse change in the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company. There are no actions, proceedings or investigations pending or, to the knowledge of the Company, threatened by the FDA or any other Governmental Body relating to the safety, efficacy or recall of any product developed or sold by the Company. The Company is not in violation of, or in default with respect to, any law, rule or regulation, or any order, judgment or decree, except as described or referred to in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or such as in the aggregate do not now have and can reasonably be expected in the future not to have a material adverse effect upon the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company; nor is the Company presently required to take any action under any such order, judgment or decree in order to avoid any such violation or default.

                  (k) The Company has, and at the Closing Date will have, all governmental licenses, permits, consents, orders, approvals, franchises, certificates and other authorizations (collectively, "Licenses") and has made all requisite declarations, notifications and filings with all Government Bodies, in each case as are necessary to carry on its business as then currently conducted and own or lease its properties as contemplated in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), and all such Licenses are, and at the Closing Date will be, in full force and effect. The Company has, and at the Closing Date will have, complied in all material respects with all laws, regulations and orders applicable to it or its business, assets and properties. The Company is not, nor at the Closing Date will it be, in violation of its Restated Articles of Incorporation or Bylaws, in each case as amended, or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its properties are bound, the violation of which would individually or in the aggregate have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company. There are no governmental proceedings or actions pending or, to the Company's knowledge, threatened for the purpose of suspending, modifying or revoking any License held by the Company and, to the knowledge of the Company, no event has occurred that allows, or with notice or lapse of time or both would allow, any such suspension, modification or revocation or any material impairment of the Company's rights thereunder.

                  (l) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the execution, delivery or performance of this Agreement or for the consummation of the transactions contemplated hereby or in connection with the sale of the Shares by the Company, except such as have been obtained and are in full force and effect and such as may be required under the Securities Act, the Rules and Regulations, any state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the Shares to be sold by the Company hereby.

                  (m) The Company has full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by Federal or state securities laws or the public policy underlying such laws. Except as disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), the execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Restated Articles of Incorporation or Bylaws of the Company, in each case as amended, or (ii) any contract or other agreement to which the Company is a party or by which it or any of its assets or properties are bound, or (iii) any judgment, ruling, decree, order, law, statute, rule or regulation of any Governmental Body applicable to the Company or its business or properties, assuming compliance with applicable state securities and Blue Sky laws.

                  (n) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required hereby to be delivered to the Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by an officer of the Company and delivered to the Agent or counsel for the

Agent shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby.

                  (o) Neither the Company nor any of its directors, officers or affiliates (within the meaning of the Rules and Regulations) has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Securities Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

                  (p) The Company is not involved in any material labor dispute with its employees nor is any such dispute threatened or imminent.

                  (q) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds of the Company in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

                  (r) The business, operations and facilities of the Company have been and are being conducted in compliance in all material respects with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and the Company has not received any notice from any Governmental Body or any third party alleging any violation thereof or material liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources). The intended use and occupancy of each of the facilities owned or operated by the Company complies in all material respects with all applicable codes and zoning laws and regulations, and there is no pending or, to the Company's knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on or access to such facilities.

                  (s) The Company has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof and is not in default in any taxes which were payable pursuant to said returns.

                  (t) Neither the Company nor any of its directors, officers or employees in such capacity is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus (or if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

                  (u) The Company and each officer and director of the Company have delivered to the Agent agreements (the "Lockup Agreements") to the effect that he, she or it will not, for a period of 180 days after the date hereof, without the prior written consent of the Agent, directly or indirectly, offer, sell or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Common Shares or securities convertible into, or exercisable or exchangeable for, Common Shares, except pursuant to this Agreement and except for (i) exercises of options and warrants to acquire Common Shares, (ii) transfers to the holder's spouse or lineal descendants or ancestors, natural or adopted (collectively, "Relatives"), or to an inter vivos trust for the benefit of such holder's Relatives, (iii) transfers upon the death of such holder pursuant to the laws of descent and distribution or pursuant to wills or (iv) gifts, provided that, in the case of the foregoing clauses (i) through (iv), the transferee agrees in writing to be bound by the terms of these restrictions; and provided further that the Company may grant options and issue shares pursuant to options granted under the Company's Option Plans and the Company may issue shares pursuant to warrants outstanding as of the date of this Agreement.

                  (v) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act or the Rules and Regulations to be distributed by the Company.

                  (w) The Common Shares of the Company are quoted on The Nasdaq SmallCap Market.

                  (x) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (y) The Company has furnished the Agent with true and complete copies of its report on Form 10-K for the fiscal year ended November 30, 2000, its Proxy Statement for use in connection with its 2001 Annual Meeting of Shareholders, its 2000 Annual Report to Shareholders, its reports on Form 10-Q for the periods ended February 28, 2001, May 31, 2001 and August 31, 2001, respectively (the "Current Reports"), which Current Reports constitute the only documents that the Company was required to file with the Commission under the Exchange Act since November 30, 2000. The Company has also filed all other reports required to be filed with the Commission prior to November 30, 2000 (such reports, together with the Current Reports are collectively referred to as the "Commission Reports"). As of their respective filing dates, the Commission Reports and all other filings made by the Company under the Securities Act or Exchange Act complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (z) Since its inception, the Company has not incurred any material liability resulting from a violation of the provisions of the Securities Act or any state securities or Blue Sky laws.

                  (aa) The Company has made available to the Agent a copy of all premarket notification ("510(k)") and premarket approval ("PMA") concurrence or clearance letters received from the FDA and all related documents and information, including device master files and market studies.

                  (bb) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

                  (cc) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (dd) Except as disclosed to the Agent or as otherwise provided in this Agreement, there are no claims, payments, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Shares hereunder.

         4. Representations and Warranties of the Agent. In offering the Shares for sale, the Agent proposes to offer the Shares solely as agent for the Company for sale to the public upon the terms set forth in the Prospectus. The Agent represents and warrants to the Company that, assuming compliance by the Company with all relevant provisions of the Securities Act in connection with the Registration Statement, the Agent will conduct all offers and sales of the Shares in compliance with the relevant provisions of the Securities Act and the Rules and Regulations, all applicable state securities laws and regulations and the bylaws and rules of the NASD. The Agent represents and warrants to the Company that the Agent is authorized to enter into this Agreement and to act in the manner provided in this Agreement.

         5. Agreements of the Company. The Company covenants and agrees with the Agent as follows:

                  (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares through the Agent, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Agent and the Agent shall have consented thereto.

                  (b) If the Registration Statement is not yet effective, the Company will use its best efforts to cause the Registration Statement to become effective not later than the time indicated in Section 7(a) hereof. The Company will notify the Agent promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective (if later than the date hereof) and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the initiation of any proceedings for any such purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the first sentence of Section 5(f) that in the reasonable judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements of material fact therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or the Agent or attorney of the Company during the period mentioned in the first sentence of Section 5(f) of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, and, if any such order is issued, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare the Prospectus in a form approved by the Agent and will file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A of the Rules and Regulations and to notify the Agent promptly of all such filings.

                  (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event has occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any such time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Agent thereof and, in accordance with Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (d) The Company will furnish to the Agent, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, other than exhibits incorporated by reference, and will furnish to the Agent, without charge, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (e) The Company will comply with all the provisions of all undertakings contained in the Registration Statement.

                  (f) On the Effective Date, and thereafter from time to time for such period as the Prospectus is required by the Securities Act to be delivered, the Company will deliver to the Agent, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Agent and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Agent should be set forth in the Prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading, or in the Registration Statement in order to make any statement of a material fact therein not misleading, or if it is necessary to supplement or amend the Prospectus or the Registration Statement to comply with law, the Company will, in accordance with Section 5(a) hereof, forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and will deliver to the Agent, without charge, such number of copies thereof as the Agent may reasonably request.

                  (g) The Company will (i) take or cause to be taken all such actions and furnish all such information as the Agent may reasonably request in order to qualify the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Agent may designate, (ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares but not to exceed one year from the date of this Agreement and (iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in the foregoing clauses (i) and (ii); provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not now so subject.

                  (h) During the period of five years commencing on the Effective Date, the Company will furnish to the Agent upon request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and will furnish to the Agent upon request a copy of each annual or other report it shall be required to file with the Commission.

                  (i) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

                  (j) The Company will not for a period of 180 days after the date hereof, without the prior written consent of the Agent, directly or indirectly, offer, sell or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares, except pursuant to Section 1 hereof and except that the Company may grant options, and issue shares pursuant to the options granted, under the Company's Option Plans and the Company may issue shares pursuant to warrants outstanding as of the date of this Agreement.

                  (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

                  (l) The Company shall apply the net proceeds of the sale of the Shares as set forth in the Prospectus.

                  (m) The Company shall not invest, or otherwise use, the proceeds received by the Company from the sale of the Shares through the Agent in such a manner as would require the Company to register as an investment company under the Investment Company Act.

                  (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company or if required by The Nasdaq Stock Market, Inc., a registrar for its Common Shares.

                  (o) The Company will timely file all such reports, forms or other documents as may be required from time to time under the Securities Act, the Rules and Regulations, the Exchange Act, and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply in all material respects as to form and substance with the applicable requirements of the Securities Act, the Rules and Regulations, the Exchange Act, and the rules and regulations promulgated thereunder.

         6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Agent, all costs and expenses incident to the performance of its obligations under this Agreement and the transactions contemplated by this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares through the Agent, (v) the quotation of the Shares on The Nasdaq Stock Market, (vi) any filings required to be made by the Agent with the NASD,
(vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to
Section 5(g) hereof, including the reasonable fees, disbursements and other charges of counsel to the Agent in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel and accountants to the Company and (ix) the transfer agent, and any registrar, for the Shares. Whether or not the transactions contemplated by this Agreement are consummated or if this Agreement shall be terminated by the Company pursuant to any provisions hereof, the Company will reimburse the Agent for all of its reasonable and actual documented out-of-pocket expenses incurred by it in connection with the Offering including, but not limited to, accounting and legal expenses, payable upon the Agent's request. However, any expenses in excess of $1,000 will be reimbursed by the Company only if the Company approved the incurrence of such expenses by the Agent.

         7. Conditions to the Obligations of the Agent. The obligations of the Agent hereunder are subject to the following conditions:

                  (a) Notification that the Registration Statement has become effective shall be received by the Agent not later than 4:00 p.m., New York time, on the date immediately preceding the date of this Agreement or at such later date and time as shall be consented to in writing by the Agent and all filings required prior to such effectiveness by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Agent and the

Agent consented thereto, and the Agent shall have received certificates, dated the Closing Date, and signed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of the foregoing clauses (i), (ii) and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise), or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and (ii) the Company shall not have sustained any material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares through the Agent at the public offering price.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers, directors or shareholders in their capacities as such, or any of its assets or properties, before or by any Governmental Body in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the general affairs, business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company.

                  (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the date hereof, and at the Closing Date, as if made on such date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been fully performed, fulfilled or complied with in all material respects.

                  (f) The Agent shall have received an opinion, dated the Closing Date, from Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, counsel for the Company, to the following effect:

                           (i) The Company has been duly incorporated and is
validly existing and in good standing under the laws of the State of Michigan;

                           (ii) The description of the Common Shares under the
caption "Description of Capital Stock" in the Prospectus, to the extent that it constitutes statements of law or legal conclusions, conforms in all material respects to the terms thereof contained in the Company's Restated Articles of Incorporation, as amended (the "Articles"). The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". All of the issued and outstanding Common Shares have been, and the Shares, when issued, delivered and paid for in accordance with the terms of this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right arising under the Michigan Business Corporation Act, as amended, the Company's Articles or Bylaws, or any agreement listed as an Exhibit to the Registration Statement (the "Exhibits"). To such counsel's actual knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares pursuant to this Agreement gives rise to any rights for the registration of any Common Shares or other securities of the Company pursuant to any of the Exhibits, except as disclosed in the Registration Statement, or such rights as have been satisfied, waived or terminated;

                           (iii) Based solely on such counsel's review of the
minutes of the meetings of the Company's shareholders and board of directors and committees of the board of directors and a certificate of officers of the Company (the "Certificate"), except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company;

                           (iv) The Registration Statement has become effective
under the Securities Act; and, to such counsel's actual knowledge, (i) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued under the Securities Act, and (ii) no proceedings for that purpose have been instituted, are pending or are threatened by the Commission under the Securities Act;

                           (v) The Registration Statement and, if any, each
amendment thereto and the Prospectus and, if any, each amendment and supplement thereto (except the financial statements, schedules and other financial data contained therein, as to which such counsel need not express any opinion), complies as to form in all material respects with the requirements of the Securities Act and Rules and Regulations;

                           (vi) The descriptions contained in the Registration
Statement and in the Prospectus under the captions "Risk Factors -- Provisions of our Articles of Incorporation, Bylaws and corporate law have potential anti-takeover effects," "Management -- Directors and Executive Officers," and "-- Compensation," "Description of Capital Stock," and Notes 7, 8, 9 and 11 of "Notes to Financial Statements" of statutes, contracts and other documents, insofar as such descriptions relate to matters of law, fairly present in all material respects summaries of such statutes, litigation, contracts and other documents;

                           (vii) To such counsel's actual knowledge, there are
no contracts or documents which are required by the Securities Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed;

                           (viii) Based solely on the Certificate and the
results of an inquiry circulated to the partners of such counsel's firm (the "Inquiry"), such counsel confirms to you that, to such counsel's actual knowledge, there is not pending or threatened against the Company any action, suit, arbitration, claim, governmental or other proceeding (informal or formal) or investigation before or by any Governmental Body which is required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein;

                           (ix) The Company has the corporate power and
authority to execute, deliver and comply with its obligations under this Agreement and to consummate the transactions provided for herein; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action on behalf of the Company, and such counsel shall confirm to you that this Agreement has been executed and delivered on behalf of the Company by a duly authorized officer of the Company.

                           (x) If this Agreement were sued upon before a court
of the State of Michigan or before any Federal court with diversity jurisdiction in the State of Michigan (a "Michigan Court") and assuming that the choice of the laws of the State of New York ("New York Law") as the law to govern the obligations of the parties to this Agreement is a valid choice of law under New York Law, it is such counsel's opinion that, in the context of a properly presented and argued case under current law, such Michigan Court should give effect to the parties' choice of law by applying the substantive laws of the State of New York (rather than the laws of Michigan) in construing and enforcing those provisions of this Agreement which call for the application of New York Law, except for (1) the remedy and enforcement provisions in this Agreement, to the extent that the remedy and enforcement provisions relate to property with its situs outside the State of New York, (2) such other matters as shall relate to property having its legal situs outside the State of New York and any matters relating to the perfection, the effect of perfection or nonperfection and the priority of security interests in collateral, (3) in rem rights and remedies under Michigan law, (4) in rem rights and remedies under this Agreement, (5) procedural matters, (6) revenue or penal laws, and (7) any application of New York Law that violates a fundamental policy of the State of Michigan. In that regard, the State of Michigan follows the rule set forth in 1 Restatement Conflict of Laws, 2d, Section 187, page 561, to the effect that the law chosen by the parties may not govern their contractual rights and duties if application of the law of the chosen state would be contrary to a fundamental policy of a state with a materially greater interest in the issue than the state chosen by the parties and which, under the rule of Section 188 of the Restatement, would have been the state of the applicable law absent an effective choice by the parties. Chrysler v. Skyline, 448 Mich 113 (1995). Nothing has come to such counsel's attention that would cause such counsel to believe that this Agreement, in its entirety, would result in a violation of any fundamental policy of the State of Michigan if the choice of law of the parties were given effect. However, if this Agreement were stated to be governed by and construed in accordance with the law of the State of Michigan, or if a Federal court or a Michigan court were to apply the law of the State of Michigan to this Agreement, this Agreement would constitute a valid and binding obligation of the Company and, except for the contribution and indemnification provisions hereof, as to which such counsel need not express any opinion, would be enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors rights generally or by general principles of equity relating to the availability of remedies;

                           (xi) The execution and delivery of this Agreement by
the Company, and the Company's compliance with the terms of this Agreement (i) do not result in the creation or imposition of any Encumbrance upon any property or assets of the Company pursuant to the terms or provisions of, or constitute a breach of, or default under, any material contract or other material agreement included as an Exhibit to the Registration Statement, and (ii) do not violate
(A) the Articles or Bylaws of the Company, (B) any laws which are known to such counsel to be applicable to the Company where such violation would reasonably be expected to have a material adverse effect on the validity, performance or enforceability of any of the terms of this Agreement applicable to the Company or relating to the rights and remedies of the Agent under this Agreement, or (C) based solely on the Certificate and the Inquiry, any of the Company's existing obligations under any judgment, decree or order of any arbitrator or Governmental Body naming the Company; no consent, approval, authorization or order of, or filing with, any Governmental Body is legally required for the execution, delivery and performance of this Agreement by the Company, except such as may be required under the Securities Act and the Rules and Regulations, such as may be required by the bylaws and rules of the NASD in connection with the purchase and distribution through the Agent of the Shares and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution through the Agent of the Shares;

                           (xii) To such counsel's actual knowledge, the Company
is not in any breach or violation of any of the terms or provisions of, or in default under (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration under), the terms of its Articles or Bylaws, in each case as amended;

                           (xiii) To such counsel's actual knowledge, the
Company is not an "investment company" as such term is defined in the Investment Company Act.

         In addition, such counsel shall state that, such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement as of the Effective Date and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not make any statement with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus).

         In rendering any such opinion, such counsel may (i) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the laws of the State of Michigan and the Federal laws of the United States and expresses no opinion concerning the FD&C Act (as defined below) or related rules and regulations or any intellectual property law and (ii) may rely, as to matters of fact, on certificates of responsible officers of the Company and public officials.

         References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

                  (g) The Agent shall have received an opinion, dated the Closing Date, from Hogan & Hartson L.L.P, Washington, D.C., special FDA counsel for the Company, to the following effect:

                           (i) The statements in the Prospectus under the
captions "Risk Factors -- We are subject to extensive government regulation and could be adversely affected by those regulations" and "Business -- Government Regulation," insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FD&C Act") and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus; and

                           (ii) There are no FDA enforcement actions or
proceedings pending or, to such counsel's knowledge, threatened, against the Company.

         In addition such counsel shall state that, during the course of preparation of the Registration Statement such counsel participated in certain discussions with certain officers and employees of the Company as to the FDA regulatory matters dealt with under the captions "Risk Factors -- We are subject to extensive government regulation and could be adversely affected by those regulations" and "Business -- Government Regulation" in the Prospectus. While such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements under such captions in the Prospectus, such counsel may state on the basis of these discussions and its activities as special FDA regulatory counsel to the Company in connection with such counsel's review of the statements contained in such captioned sections that no facts have come to such counsel's attention that cause such counsel to believe that the statements in the Prospectus under the captions "Risk Factors -- We are subject to extensive government regulation and could be adversely affected by those regulations" and "Business -- Government Regulation," insofar as such statements relate to FDA regulatory matters, at the time the Registration Statement became effective, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that as of the date of such opinion, contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering any such opinion, such counsel may (i) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States or as to any laws other than the FD&C Act and the regulations promulgated thereunder and (ii) may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any other jurisdiction than the United States.

         References to the Registration Statement and the Prospectus in this paragraph (g) shall include any amendment or supplement thereto at the date of such opinion.

                  (h) The Agent shall have received an opinion, dated the Closing Date, from Price, Heneveld, Cooper, DeWitt & Litton, Grand Rapids, Michigan, special counsel for the Company, to the following effect:

                           (i) The statements set forth in the Registration
Statement and the Prospectus pertaining to this offering, under the captions "Risk Factors -- Others have patents in our field; we could be adversely affected if we are involved in infringement litigation; our intellectual property rights might not provide us with competitive advantages" and "Business -- Proprietary Rights Information" (the "Intellectual Property Portion"), comprise accurate summaries in all material respects of the provisions purported to be summarized under such captions, and of any legal matters referred to therein;

                           (ii) As of (i.e., on) the date of such opinion, the
Company is recorded in the records of the United States Patent and Trademark Office as the sole owner or assignee of record of each of the issued patents noted on an appendix to such opinion (the "Patents"), and each of the patent applications noted on such appendix was so assigned and recorded at the time of filing (the "Patent Applications"). To the actual knowledge of such counsel, there have not been any subsequent recorded assignments and there is no litigation pending or stated to be threatened (whether orally or in writing) by any person relating to the ownership of the Patents or Patent Applications, no material defects of form in the preparation or filing of the Patent Applications and the applications which led to the Patents and, unless otherwise noted on such appendix, none of the Patent Applications are on this date under final rejection; and

                           (iii) To such counsel's actual knowledge, there is no
material litigation pending or stated to be threatened (whether orally or in writing) against the Company at this time alleging that any of the Company's products infringe any patent, copyright, trademark, trade secret or other intellectual property rights of any third party and no material litigation pending or stated to be threatened (whether orally or in writing) against the Company at this time relating to the Patents, the Patent Applications, or to any copyright, trademark, trade secret or other intellectual property right owned by the Company.

         In rendering any such opinion, such counsel may (i) state that such counsel expresses no opinion as to the laws of any jurisdiction other than the United States, or as to any laws other than the Federal intellectual property laws of the United States and (ii) may rely, as to matters of fact, on certificates of responsible officers of the Company and public officials.

         References to the Registration Statement and the Prospectus in this paragraph (h) shall include any amendment or supplement thereto at the date of such opinion.

                  (i) The Agent shall have received an opinion, dated the Closing Date, from Piper Marbury Rudnick & Wolfe LLP, counsel to the Agent, which opinion shall be satisfactory in all respects to the Agent.

                  (j) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A of the Rules and Regulations, on the date of the Prospectus, the Accountants shall have furnished to the Agent a letter, dated the date of its delivery (the "Original Letter"), addressed to the Agent and in form and substance satisfactory to the Agent, to the effect that:

                           (i) They are independent certified public accountants
with respect to the Company within the meaning of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder;

                           (ii) In their opinion, the audited financial
statements and schedules examined by them and included in the Registration Statement, or incorporated therein by reference, and in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder;

                           (iii) On the basis of a reading of the latest
available interim unaudited financial statements of the Company, carrying out certain specified procedures (which do not constitute an audit made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the shares of capital stock or long-term indebtedness of the Company, in each case compared with amounts shown on the November 30, 2000 balance sheet included in the Registration Statement and the Prospectus, or for the period from December 1, 2000 to such specified date there were any decreases, as compared with the corresponding period of the preceding fiscal year, in net revenues, except in all instances for changes, decreases or increases set forth in such letter or as set forth in or contemplated in the Prospectus; and

                           (iv) They have carried out certain specified
procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2000 and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

         In the event that the letter referred to above sets forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Agent that (A) such letters shall, if requested by the Agent, be accompanied by a written explanation of the Company as to the significance thereof and (B) such changes, decreases or increases do not, in the sole judgment of the Agent, make it impractical or inadvisable to proceed with the sale and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

         At the Closing Date, the Accountants shall have furnished to the Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in such letter) not more than five days prior to the Closing Date, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

                  (k) At the Closing Date, there shall be furnished to the Agent an accurate certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Agent, to the effect that:

                           (i) Each signer of such certificate has carefully
examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) neither the Registration Statement, nor any amendment or supplement thereto, if any, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus, nor any amendment or supplement thereto, if any, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

                           (ii) Each of the representations and warranties of
the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with in all material respects.

                           (iii) The Registration Statement has become effective
and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened or contemplated by the Commission.

                  (l) The Shares shall have been qualified for sale in such states as the Agent may reasonably designate and each such qualification shall be in full force and effect and not subject to any stop order or other proceeding on the Closing Date.

                  (m) The Agent shall have received at or prior to the Closing Date from Piper Marbury Rudnick & Wolfe LLP a memorandum or summary, in form and substance satisfactory to the Agent, with respect to the qualification for offering and sale through the Agent of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Agent may reasonably have designated to the Company.

                  (n) The Company shall have filed a Nasdaq SmallCap Market Notification Form for the listing of the Shares and shall not have received any notice of delisting of any Common Shares.

                  (o) The Lockup Agreements shall be in full force and effect.

                  (p) The Company shall have furnished to the Agent such certificates, letters and other documents, in addition to those specifically mentioned herein, as the Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations under this Agreement or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agent.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Agent hereunder may be terminated by the Agent by notifying the Company of such termination in writing at or prior to the Closing Date.

         8. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Securities Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any misrepresentation or breach of warranty made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission, the NASD or any securities association or securities exchange (each, an "Application"), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Agent and each such other person for any legal or other expenses reasonably incurred by the Agent or such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of an untrue statement or omission or alleged untrue statement or omission in any of such documents made or omitted to be made in reliance upon and in conformity with information furnished by the Agent in writing to the Company by the Agent expressly for inclusion therein; provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Agent (or any such other person) through whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that the Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 5(f) hereof. This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of the Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agent and each such other person from all liability arising out of such claim, action, suit or proceeding.

                  (b) The Agent will indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Securities Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or any Application, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or omitted to be made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, the Company and each such other person for any legal or other expenses reasonably incurred by the Company and each such other person in connection with investigating, defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the heading "Plan of Distribution" and the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Agent) constitute the only information furnished in writing to the Company by the Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Agent might otherwise have. The Agent will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company and each such other person from all liability arising out of such claim, action, suit or proceeding.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 8, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 8 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party or parties and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or parties, the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party or parties to such indemnified party of its or their election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party or parties will not be liable to such indemnified party under this Section 8 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Agent in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or parties. After such notice from the indemnifying party or parties to such indemnified party, the indemnifying party or parties will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party or parties.

                  (d) If the indemnification provided for in the foregoing paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(d), the Agent shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares sold through the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay in respect of the same or any substantially similar claim. Notwithstanding the provisions of this Section 8(d), the Company shall not be required to contribute any amount in excess of the amount by which the total proceeds received by it from the sale of the Shares under this Agreement, before deducting expenses, exceeds the aggregate amount of any damages that the Company has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act will have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this Section 8(d), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this
Section 8(d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         9. Termination. The obligations of the Agent under this Agreement may be terminated at any time prior to the Closing Date by notice to the Company from the Agent, without liability on the part of the Agent to the Company, if, prior to delivery and payment for the Shares (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform all obligations on its part to be performed under this Agreement, (ii) any of the representations or warranties of the Company are not accurate in any respect,
(iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have occurred any material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise), net worth or results of operation, whether or not arising in the ordinary course of business, (iv) trading in the Common Shares or securities generally shall have been suspended by the Commission or by The Nasdaq Stock Market, (v) minimum or maximum prices shall have been established for the Common Shares or securities generally on either The Nasdaq Stock Market or the New York Stock Exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such market or exchange or by order of the Commission or any court or other governmental authority, (vi) a general banking moratorium shall have been declared by the United States or New York State authorities, (vii) there shall have been enacted, published, decreed or otherwise promulgated any statute, regulation, rule or order of any court or other Governmental Body which in the opinion of the Agent materially and adversely affects or may materially and adversely affect the business or operations of the Company or (viii) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. This Agreement may also be terminated as provided in Section 7 of this Agreement. Any termination pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 6 and 8 hereof.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Agent pursuant to this Agreement shall remain in full force and effect, regardless of
(i) any investigation made by or on behalf of the Company, any of its officers or directors, the Agent or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention: Chief Executive Officer,
Telephone: (248) 689-3050 and Facsimile: (248) 689-4272, with a copy to Honigman Miller Schwartz and Cohn LLP, 2290 First National Building, Detroit, Michigan 48226-3583, Attention: Robert J. Krueger, Esq., Telephone: (313) 465-7452 and
Facsimile: (313) 465-7453 or (b) if to the Agent, at the offices of Brean Murray & Co., Inc., 570 Lexington Avenue, New York, New York 10022-6822 Attention: Mr.
A. Brean Murray, Telephone: (212) 702-6500 and Facsimile: (212) 702-6649, with a copy to Piper Marbury Rudnick & Wolfe LLP, 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Michael Hirschberg, Esq., Telephone: (212) 835-6270 and Facsimile: (212) 835-6001. Any such notice shall be effective only upon receipt. Any notice under Section 8 or 9 hereof may be made by telephone or facsimile but if so made shall be subsequently confirmed in writing.

         12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Agent contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Shares through the Agent shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties.

         13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         14. Submission to Jurisdiction. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto, including, without limitation, the engagement letter between us dated as of November 8, 2001.

         16. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, will be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it will, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         17. Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agent.

                                     Very truly yours,

                                     SOMANETICS CORPORATION


                                     By:________________________________________
                                           Name:
                                           Title:


Confirmed as of the date first
above mentioned:

BREAN MURRAY & CO., INC.


By:_________________________________
      A. Brean Murray
      Chairman and Chief Executive Officer